EXHIBIT 99.5
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FITNESS DIVISION

COMBINED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JUNE 30, 2001 (UNAUDITED)
(DOLLARS - IN THOUSANDS)
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                                                              JUNE 30,
ASSETS ACQUIRED                                                2001
                                                              -------

     ASSETS:
        Current assets:
           Trade receivables                                  $ 8,223
           Inventories                                         16,951
           Prepaid expenses and other current assets              373
                                                              -------

                Total current assets                           25,547

           Property, plant and equipment, net                  10,380

           Other assets                                            23
                                                              -------

                 Total assets acquired                        $35,950
                                                              =======

     LIABILITIES ASSUMED

     Current liabilities:
            Trade payables                                    $   340
            Accrued liabilities                                   872
            Income taxes payable                                  593
                                                              -------

                 Total current liabilities assumed              1,805
                                                              -------

     TOTAL NET ASSETS ACQUIRED                                $34,145
                                                              =======

See notes to combined financial statements.